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                                                [Company Logo]

                                                Piper Jaffray Companies, Inc.
                                                222 South Ninth Street
                                                Minneapolis, MN 55402-3804

                                                612 342-6000




                                         December 18, 1995



        We hereby consent to the references to our firm and the inclusion of our fairness opinion in the prospectus included in this registration statement on Form S-4 of DAKA International, Inc. filed under the Securities Act of 1933.


                                         PIPER JAFFRAY INC.


                                         /s/ Piper Jaffray Inc.
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